Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SilverBow Resources, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238778) and Form S-8 (Nos. 333-233163, 333-218246, 333-210936, and 333-215235) of SilverBow Resources, Inc. of our report dated March 4, 2021, relating to the consolidated financial statements, which appears in this Form 10K.

/s/ BDO USA, LLP
Houston, Texas
March 4, 2021